Exhibit 99.1

Concho Resources Inc. Reports Second Quarter 2017 Results

MIDLAND, Texas--(BUSINESS WIRE)--August 2, 2017--Concho Resources Inc. (NYSE: CXO) (the “Company” or “Concho”) today reported financial and operating results for the second quarter of 2017.

Second-Quarter 2017 Highlights

  Increased production 27% year-over-year to 184.7 MBoepd.
  Delivered 8th consecutive quarter in which cash flows from operations exceeded capital expenditures.
  Continued delineation of the stacked oil resource in the Northern Delaware Basin.
  Achieved record well performance in the Southern Delaware Basin.
  Acquired 12,400 net acres, enhancing the Company’s Midland Basin assets in Andrews and Martin counties, Texas.
  Raised annual production growth outlook to a midpoint of 25% and expect oil production to increase by more than 25%.
  Full-year 2017 capital expenditures, excluding acquisitions, tracking the midpoint of the guidance range of $1.6 billion to $1.8 billion.
  Reported quarterly net income of $152 million, or $1.02 per diluted share. Adjusted net income totaled $77 million, or $0.52 per diluted share (non-GAAP).
  Generated $461 million of EBITDAX (non-GAAP).

See “Supplemental Non-GAAP Financial Measures” at the end of this press release for a description of non-GAAP measures adjusted net income, adjusted earnings per share and EBITDAX and a reconciliation of these measures to the associated GAAP measure.

Tim Leach, Chairman and Chief Executive Officer, commented, “Strong companies that are able to navigate and capitalize on commodity price volatility will win in this environment. Our ability to deliver excellent performance while balancing capital investment and cash flow over the last two years demonstrates our execution strength and high-quality assets. This quarter’s solid operating results are supported by the capital efficiency of our program, which we see improving further as we move to large-scale development. Going forward, we will continue to focus on executing a disciplined capital program funded within cash flow. I am confident that this discipline will continue to distinguish Concho as an industry leader.”

Second-Quarter 2017 Operations Summary

Production for the second quarter of 2017 averaged 184.7 thousand Boe per day (MBoepd), an increase of approximately 27% from the second quarter of 2016. Crude oil production for the second quarter of 2017 totaled 113.2 thousand barrels per day (MBopd), an increase of approximately 27% from the second quarter of 2016. Average daily natural gas production for the second quarter of 2017 totaled 428.8 million cubic feet (MMcf).

Concho averaged 21 rigs in the second quarter of 2017. The Company is currently running 19 rigs and expects to average 17 rigs in the second half of 2017. During the second quarter of 2017, Concho commenced drilling or participated in a total of 87 gross wells (60 operated wells) and completed 76 gross wells. The table below summarizes the Company’s drilling activity by core area for the second quarter of 2017.

	Number of Wells Drilled (Gross)	Number of Operated Wells Drilled (Gross)	Number of Wells Completed (Gross)
Northern Delaware Basin	37	21	26
Southern Delaware Basin	23	16	15
Midland Basin	12	12	21
New Mexico Shelf	15	11	14
Total	87	60	76

Northern Delaware Basin

Concho added 12 horizontal wells in the Northern Delaware Basin with at least 30 days of production during the second quarter of 2017 and an average lateral length of 6,045 feet. The average peak 30-day and 24-hour rates for these wells were 1,394 Boepd (66% oil) and 1,700 Boepd, respectively. The Company currently has seven rigs drilling in the Northern Delaware Basin.

Delineating the Stacked Oil Resource in Red Hills and Deep Areas

In the Red Hills area, Concho recently completed the Viking Helmet 1H well. This well targeted the Wolfcamp Sands, an over-pressured zone that sits above the Wolfcamp Shale at a depth of approximately 12,000 feet. While early in production, the Company is encouraged by the performance of this well, which achieved an average peak 20-day rate of 3,050 Boepd (85% oil) and a 24-hour rate of 3,444 Boepd from a lateral length of 6,838 feet.

The Company continued to advance its delineation efforts of the multi-zone resource in the Deep area. In the second quarter of 2017, Concho added the Blue Jay Federal 2H, a 3rd Bone Spring well with a peak 30-day rate of 2,233 Boepd (83% oil) from a 4,279 feet lateral. In addition, the Company added the Mas Federal 4H well, which achieved a peak 30-day rate of 1,470 Boepd (80% oil) from a lateral length of 4,392 feet. This well is the Company’s first test of the Wolfcamp Sands in the Deep area.

Southern Delaware Basin

Concho added eight horizontal wells in the Southern Delaware Basin with at least 30 days of production during the second quarter of 2017. The average peak 30-day and 24-hour rates for these wells were 1,740 Boepd (77% oil) and 2,165 Boepd, respectively. This performance and the average lateral length of 8,852 feet represent Company records for the Southern Delaware Basin. The Company currently has six rigs drilling in the Southern Delaware Basin.

Optimizing Development of the 3rd Bone Spring and Upper Wolfcamp

Concho is testing the co-development of the 3rd Bone Spring and Upper Wolfcamp in the Southern Delaware Basin. Included in results for the second quarter of 2017 were three 3rd Bone Spring wells, which achieved an average peak 30-day rate of 2,068 Boepd (73% oil) from an average lateral length of 9,967 feet. These wells were co-developed with the Upper Wolfcamp. Simultaneous development of the zones will optimize recoveries and enhance overall value of the Company’s Southern Delaware Basin position.

Midland Basin

Concho added 31 horizontal wells in the Midland Basin with at least 30 days of production during the second quarter of 2017 and an average lateral length of 9,995 feet. The average peak 30-day and 24-hour rates for these wells were 923 Boepd (87% oil) and 1,078 Boepd, respectively. The Company currently has five rigs drilling in the Midland Basin.

Outstanding Performance in the Lower Spraberry

Concho continued to achieve outstanding performance from the Lower Spraberry zone in the Midland Basin. During the second quarter of 2017, seven new wells were brought online with an average peak 30-day and 24-hour rates of 1,032 Boepd (87% oil) and 1,233 Boepd, respectively from an average lateral length of 10,289 feet.

Strategic Midland Basin Acquisition

On July 31, 2017, Concho acquired approximately 12,400 net acres with an average 100% working interest in Andrews and Martin counties, Texas. The acquired properties include approximately 3 MBoepd (73% oil) of legacy production. The acreage is contiguous with the Mabee Ranch leasehold Concho acquired from Reliance in the fourth quarter of 2016, enhancing the assets for large-scale, long-lateral development. The purchase price was $600 million, and the transaction was funded with cash on hand.

Regarding the recent acquisition, Mr. Leach commented, “This strategic acquisition complements the Midland Basin acreage we acquired last year and is consistent with our focus on high-grading our portfolio through trades, acquisitions and divestitures. We believe one of the best ways to create value is by owning large, contiguous positions with high ownership in the Permian.”

New Mexico Shelf

In the New Mexico Shelf, Concho added 13 horizontal wells with at least 30 days of production during the second quarter of 2017. The average peak 30-day and 24-hour rates for these wells were 396 Boepd (84% oil) and 553 Boepd, respectively. The average lateral length for these wells was 5,061 feet, which sets a Company record. The Company currently has one rig drilling in the New Mexico Shelf.

Second-Quarter 2017 Financial Summary

Concho’s average realized price for crude oil and natural gas for the second quarter of 2017, excluding the effect of commodity derivatives, was $44.75 per Bbl and $2.71 per Mcf, respectively, compared with $41.68 per Bbl and $1.88 per Mcf, respectively, for the second quarter of 2016.

Net income for the second quarter of 2017 was $152 million, or $1.02 per diluted share, compared to net loss of $266 million, or $2.04 per diluted share, for the second quarter of 2016. Adjusted net income (non-GAAP), which excludes non-cash and unusual items, for the second quarter of 2017 was $77 million, or $0.52 per diluted share, compared with adjusted net income (non-GAAP) of $34 million, or $0.26 per diluted share, for the second quarter of 2016.

EBITDAX (non-GAAP) for the second quarter of 2017 totaled $461 million, compared to $413 million for the second quarter of 2016.

Financial Position and Liquidity

At June 30, 2017, Concho had cash of $662 million and long-term debt of $2.7 billion. Concho currently has no outstanding borrowings under its credit facility. Adjusted for the Midland Basin acquisition, the Company had cash of $122 million and long-term debt of $2.7 billion at June 30, 2017.

Outlook

For the third quarter of 2017, Concho expects production to average between 186 MBoepd and 190 MBoepd.

For full-year 2017, Concho raised its production growth guidance to a range of 24% to 26% and expects oil production to grow by more than 25%. The Company expects capital expenditures, excluding acquisitions, will approximate the midpoint of the guidance range of $1.6 billion to $1.8 billion. Additionally, for the second half of 2017, the Company expects oil and natural gas production expense will be at the high end of the guidance range of $5.50 per Boe to $6.00 per Boe, with production expense tracking the midpoint of the range for full-year 2017. The Company lowered full-year 2017 guidance for depletion, depreciation and amortization expense to a range of $16 per Boe to $18 per Boe, as compared to previous guidance of $17 per Boe to $19 per Boe.

Commodity Derivatives Update

The Company enters into commodity derivatives to manage its exposure to commodity price fluctuations. For the second half of 2017, Concho has crude oil price swap contracts covering approximately 96.5 MBopd at a weighted average price of $51.18 per Bbl. The Company also has crude oil price swaps for 2018 and 2019, covering approximately 74.7 MBopd and 48.9 MBopd at a weighted average price of $51.35 per Bbl and $52.70 per Bbl, respectively. Please see the table under “Derivatives Information” below for detailed information about the Company’s current derivatives positions.

Conference Call

Concho will discuss second quarter 2017 results on a conference call tomorrow, August 3, 2017, at 8:00 AM CT (9:00 AM ET). The telephone number and passcode to access the conference call are provided below:

Dial-in: (844) 263-8298
Intl. dial-in: (478) 219-0007
Participant Passcode: 31529221

To access the live webcast and view the related earnings presentation, visit the Company’s website at www.concho.com. The replay will also be available on Concho’s website under the “Investors” section.

Upcoming Conferences

The Company will participate in the following upcoming conferences:

Conference Date	Conference
September 5, 2017	Barclays CEO Energy Conference
September 12, 2017	Raymond James North America Equities Conference
September 19, 2017	J.P. Morgan All Stars Conference
September 28, 2017	Wolfe Research Oil & Gas Leaders Conference

The presentations will be available on the Company’s website on or prior to the day of the first conference under the Investors section of the Company’s website, www.concho.com.

Concho Resources Inc.

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. The Company’s operations are focused in the Permian Basin of southeast New Mexico and west Texas. For more information, visit the Company’s website at www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future financial position, operations, performance, business strategy, oil and natural gas reserves, drilling program, capital expenditure budget, liquidity and capital resources, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, derivative activities and potential financing. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “goal” or other similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include, without limitation, the risk factors discussed or referenced in the Company’s most recent Annual Report on Form 10-K and in the Company’s Quarterly Report on Form 10-Q; risks relating to declines in, or the sustained depression of, the prices the Company receives for its oil and natural gas; uncertainties about the estimated quantities of oil and natural gas reserves; drilling, completion and operating risks; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing and the export of oil and natural gas; environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater contamination; difficult and adverse conditions in the domestic and global capital and credit markets; risks related to the concentration of the Company’s operations in the Permian Basin of Southeast New Mexico and West Texas; disruptions to, capacity constraints in or other limitations on the pipeline systems that deliver the Company’s oil, natural gas liquids and natural gas and other processing and transportation considerations; the costs and availability of equipment, resources, services and qualified personnel required to perform the Company’s drilling, completion and operating activities; potential financial losses or earnings reductions from the Company’s commodity price risk-management program; risks and liabilities associated with acquired properties or businesses; uncertainties about the Company’s ability to successfully execute its business and financial plans and strategies; the adequacy of the Company’s capital resources and liquidity including, but not limited to, access to additional borrowing capacity under the Company’s credit facility; the impact of potential changes in the Company’s credit ratings; cybersecurity risks, such as those involving unauthorized access, malicious software, data privacy breaches by employees or others with authorized access, cyber or phishing-attacks, ransomware and other security issues; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; general economic and business conditions, either internationally or domestically; competition in the oil and natural gas industry; uncertainty concerning the Company’s assumed or possible future results of operations; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Concho Resources Inc.
Consolidated Balance Sheets
Unaudited

	June 30,	December 31,
(in millions, except share and per share amounts)	2017	2016
Assets
Current assets:
Cash and cash equivalents	$662	$53
Accounts receivable, net of allowance for doubtful accounts:
Oil and natural gas	227	220
Joint operations and other	241	238
Derivative instruments	135	4
Prepaid costs and other	39	31
Total current assets	1,304	546
Property and equipment:
Oil and natural gas properties, successful efforts method	19,710	18,476
Accumulated depletion and depreciation	(7,904)	(7,390)
Total oil and natural gas properties, net	11,806	11,086
Other property and equipment, net	234	216
Total property and equipment, net	12,040	11,302
Funds held in escrow	60	43
Deferred loan costs, net	15	11
Intangible asset - operating rights, net	24	24
Inventory	14	16
Noncurrent derivative instruments	90	-
Other assets	44	177
Total assets	$13,591	$12,119
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$26	$28
Revenue payable	129	132
Accrued drilling costs	446	359
Derivative instruments	-	82
Other current liabilities	165	152
Total current liabilities	766	753
Long-term debt	2,741	2,741
Deferred income taxes	1,212	766
Noncurrent derivative instruments	-	96
Asset retirement obligations and other long-term liabilities	143	140
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 149,314,618 and
146,488,685 shares issued at June 30, 2017 and December 31, 2016, respectively	-	-
Additional paid-in capital	7,108	6,783
Retained earnings	1,686	884
Treasury stock, at cost; 591,650 and 429,708 shares at June 30, 2017 and
December 31, 2016, respectively	(65)	(44)
Total stockholders’ equity	8,729	7,623
Total liabilities and stockholders’ equity	$13,591	$12,119

Concho Resources Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2017	2016	2017	2016

Operating revenues:
Oil sales	$461	$339	$963	$581
Natural gas sales	106	57	216	99
Total operating revenues	567	396	1,179	680
Operating costs and expenses:
Oil and natural gas production	100	77	187	169
Production and ad valorem taxes	44	33	92	56
Exploration and abandonments	20	21	35	44
Depreciation, depletion and amortization	281	281	564	591
Accretion of discount on asset retirement obligations	2	1	4	3
Impairments of long-lived assets	-	-	-	1,525
General and administrative (including non-cash stock-based compensation of
$14 and $12 for the three months ended June 30, 2017 and
2016, respectively, and $26 and $28 for the six months ended
June 30, 2017 and 2016, respectively)	60	53	116	107
(Gain) loss on derivatives	(209)	298	(495)	217
(Gain) loss on disposition of assets, net	-	1	(654)	(110)
Total operating costs and expenses	298	765	(151)	2,602
Income (loss) from operations	269	(369)	1,330	(1,922)
Other income (expense):
Interest expense	(39)	(55)	(79)	(109)
Loss on extinguishment of debt	(1)	-	(1)	-
Other, net	16	-	16	(7)
Total other expense	(24)	(55)	(64)	(116)
Income (loss) before income taxes	245	(424)	1,266	(2,038)
Income tax (expense) benefit	(93)	158	(464)	752
Net income (loss)	$152	$(266)	$802	$(1,286)
Earnings per share:
Basic net income (loss)	$1.02	$(2.04)	$5.41	$(9.94)
Diluted net income (loss)	$1.02	$(2.04)	$5.39	$(9.94)

Concho Resources Inc.
Consolidated Statements of Cash Flows
Unaudited

	Six Months Ended
	June 30,
(in millions)	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$802	$(1,286)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	564	591
Accretion of discount on asset retirement obligations	4	3
Impairments of long-lived assets	-	1,525
Exploration and abandonments, including dry holes	24	39
Non-cash stock-based compensation expense	26	28
Deferred income taxes	454	(740)
Gain on disposition of assets, net	(654)	(110)
(Gain) loss on derivatives	(495)	217
Net settlements received from derivatives	96	427
Loss on extinguishment of debt	1	-
Other non-cash items	1	8
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(24)	60
Prepaid costs and other	(3)	(9)
Inventory	1	3
Accounts payable	(2)	7
Revenue payable	(2)	(59)
Other current liabilities	12	(28)
Net cash provided by operating activities	805	676
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on oil and natural gas properties	(863)	(651)
Additions to property, equipment and other assets	(30)	(16)
Proceeds from the disposition of assets	803	294
Direct transaction costs for disposition of assets	(18)	-
Funds held in escrow	(60)	-
Contributions to equity method investments	-	(39)
Net cash used in investing activities	(168)	(412)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	105	-
Payments of debt	(105)	-
Excess tax deficiency from stock-based compensation	-	(1)
Payments for loan costs	(7)	-
Purchase of treasury stock	(21)	(11)
Net cash used in financing activities	(28)	(12)
Net increase in cash and cash equivalents	609	252
Cash and cash equivalents at beginning of period	53	229
Cash and cash equivalents at end of period	$662	$481
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for business combinations	$291	$231

Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Production and operating data:
Average daily production volumes:
Oil (Bbl)	113,220	89,418	113,409	89,214
Natural gas (Mcf)	428,769	334,440	417,762	318,632
Total (Boe)	184,682	145,158	183,036	142,319

Average prices per unit:
Oil, without derivatives (Bbl)	$44.75	$41.68	$46.91	$35.80
Oil, with derivatives (Bbl) (a)	$51.60	$61.46	$51.86	$61.18
Natural gas, without derivatives (Mcf)	$2.71	$1.88	$2.85	$1.70
Natural gas, with derivatives (Mcf) (a)	$2.67	$2.13	$2.78	$1.95
Total, without derivatives (Boe)	$33.73	$30.00	$35.57	$26.25
Total, with derivatives (Boe) (a)	$37.84	$42.78	$38.48	$42.72

Operating costs and expenses per Boe:
Oil and natural gas production	$5.91	$5.83	$5.64	$6.54
Production and ad valorem taxes	$2.62	$2.51	$2.77	$2.15
Depreciation, depletion and amortization	$16.69	$21.27	$17.02	$22.82
General and administrative	$3.70	$4.04	$3.54	$4.14

(a)	Includes the effect of net cash receipts from (payments on) derivatives:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2017	2016	2017	2016

	Net cash receipts from (payments on) derivatives:
Oil derivatives	$70	$160	$101	$412
Natural gas derivatives	(2)	8	(5)	15
Total	$68	$168	$96	$427

	The presentation of average prices with derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in our statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Concho Resources Inc.
Costs Incurred
Unaudited

The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2017	2016	2017	2016

Property acquisition costs:
Proved	$12	$4	$139	$256
Unproved	87	19	393	158
Exploration	238	165	473	336
Development	145	107	303	190
Total costs incurred for oil and natural gas properties	$482	$295	$1,308	$940

Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at August 2, 2017, for the periods indicated:

		2017
		Third Quarter	Fourth Quarter	Total	2018	2019

Oil Price Swaps: (a)
	Volume (Bbl)	9,219,370	8,542,080	17,761,450	27,277,124	17,832,000
	Price per Bbl	$51.15	$51.21	$51.18	$51.35	$52.70

Oil Basis Swaps: (b)
	Volume (Bbl)	7,217,000	7,682,000	14,899,000	26,550,000	17,410,000
	Price per Bbl	$(0.66)	$(0.70)	$(0.68)	$(1.05)	$(1.17)

Natural Gas Price Swaps: (c)
	Volume (MMBtu)	15,895,441	14,673,000	30,568,441	41,920,000	10,540,992
	Price per MMBtu	$3.12	$3.10	$3.11	$3.05	$2.85

(a)	The index prices for the oil price swaps are based on the New York Mercantile Exchange (“NYMEX”) – West Texas Intermediate (“WTI”) monthly average futures price.
(b)	The basis differential price is between Midland – WTI and Cushing – WTI.
(c)	The index prices for the natural gas price swaps are based on the NYMEX – Henry Hub last trading day futures price.

Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

The Company reports its financial results in accordance with the United States generally accepted accounting principles (GAAP). However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings per Share

The Company’s presentation of adjusted net income and adjusted earnings per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted earnings per share represent earnings and diluted earnings per share determined under GAAP without regard to certain non-cash and unusual items. The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income (loss) to adjusted net income (non-GAAP), both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2017	2016	2017	2016

Net income (loss) - as reported	$152	$(266)	$802	$(1,286)

Adjustments for certain non-cash and unusual items:
(Gain) loss on derivatives	(209)	298	(495)	217
Net cash receipts from derivatives	68	168	96	427
Impairments of long-lived assets	-	-	-	1,525
Leasehold abandonments	18	11	24	32
Loss on extinguishment of debt	1	-	1	-
Gain on disposition of assets and other	-	-	(654)	(109)
Tax impact	45	(177)	378	(778)
Excess tax deficiency (benefit)	2	-	(6)	-
Adjusted net income	$77	$34	$146	$28

Net income (loss) per diluted share - as reported	$1.02	$(2.04)	$5.39	$(9.94)

Adjustments for certain non-cash and unusual items per diluted share:
(Gain) loss on derivatives	(1.40)	2.28	(3.33)	1.67
Net cash receipts from derivatives	0.46	1.29	0.65	3.30
Impairments of long-lived assets	-	-	-	11.78
Leasehold abandonments	0.12	0.09	0.16	0.25
Loss on extinguishment of debt	0.01	-	0.01	-
Gain on disposition of assets and other	-	-	(4.40)	(0.84)
Tax impact	0.30	(1.36)	2.54	(6.01)
Excess tax deficiency (benefit)	0.01	-	(0.04)	-
Adjusted net income per diluted share	$0.52	$0.26	$0.98	$0.21

Adjusted earnings per share:
Basic net income	$0.52	$0.26	$0.99	$0.21
Diluted net income	$0.52	$0.26	$0.98	$0.21

Reconciliation of Net Income (Loss) to EBITDAX

EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund exploration and development activities.

The Company defines EBITDAX as net income (loss), plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion expense, (4) impairments of long-lived assets, (5) non-cash stock-based compensation expense, (6) (gain) loss on derivatives, (7) net cash receipts from derivatives, (8) (gain) loss on disposition of assets, net, (9) interest expense, (10) loss on extinguishment of debt and (11) federal and state income tax expense (benefit). EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.

The Company’s EBITDAX measure provides additional information which may be used to better understand the Company’s operations, and it is also a material component of one of the financial covenants under the Company’s credit facility. EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements, including by lenders pursuant to a covenant in the Company’s credit facility. For example, EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis. Further, under the Company’s credit facility, an event of default could arise if it were not able to satisfy and remain in compliance with its specified financial ratio, defined as the maintenance of a quarterly ratio of total debt to consolidated last twelve months EBITDAX of no greater than 4.25 to 1.0. Non-compliance with this ratio could trigger an event of default under the Company’s credit facility, which then could trigger an event of default under its indentures. At June 30, 2017, the Company was in compliance with the covenants under all of its debt instruments.

The following table provides a reconciliation of the GAAP measure of net income (loss) to EBITDAX (non-GAAP) for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2017	2016	2017	2016

Net income (loss)	$152	$(266)	$802	$(1,286)
Exploration and abandonments	20	21	35	44
Depreciation, depletion and amortization	281	281	564	591
Accretion of discount on asset retirement obligations	2	1	4	3
Impairments of long-lived assets	-	-	-	1,525
Non-cash stock-based compensation	14	12	26	28
(Gain) loss on derivatives	(209)	298	(495)	217
Net cash receipts from derivatives	68	168	96	427
(Gain) loss on disposition of assets, net	-	1	(654)	(110)
Interest expense	39	55	79	109
Loss on extinguishment of debt	1	-	1	-
Income tax expense (benefit)	93	(158)	464	(752)
EBITDAX	$461	$413	$922	$796

CONTACT:
Concho Resources Inc.
Investor Relations
Megan P. Hays, 432-685-2533
Vice President of Investor Relations and Public Affairs
or
Mary T. Starnes, 432-221-0477
Senior Financial Analyst